As filed with the Securities and Exchange Commission on April 4, 2003.

Registration No. 333-12324

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

QIAGEN N.V.

(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	2836/3559 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Spoorstraat 50

5911 KJ Venlo

The Netherlands

+31-77-320-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Byron Hewett

Senior Vice President, Sales and Marketing

QIAGEN, Inc.

28159 Avenue Stanford

Valencia, CA 91355

(661) 294-7940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jonathan L. Kravetz, Esquire

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF COMMON SHARES

The Registrant hereby amends its Registration Statemen on Form F-3 (No. 333-12324), filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2000 (the “Form F-3”) by deregistering 252,288 of the Registrant’s common shares, par value €001 per share (the “Shares”). The Shares to be deregistered consist of all of the Shares on the Form F-3 that remain unsold at the termination of the offering of the Shares.

The Registrant intitially filed the Form F-3 on behalf of holders (the “Selling Stockholders”) of 2,392,432 Shares in satisfaction of its contractual obligation to register the Shares for resale by the Selling Stockholders in accordance with the terms of the Agreement and Plan of Merger dated as of June 9, 2000, by and among the Registrant, OT Merger Sub, Inc. and Operon Technologies, Inc. The Registrant is no longer obligated to keep the Form F-3 effective.

Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the “Act”) and the undertaking contained in the Form F-3 pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act, the Registrant hereby removes the unsold 252,288 Shares from registration. As a result of this deregistration, the total number of Shares registered and sold pursuant to the Form F-3 is 2,140,144 Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Venlo, The Netherlands, on April 4, 2003.

QIAGEN N.V.

/s/    PEER M. SCHATZ

Peer M. Schatz,

Managing Director, Chief Financial and

Accounting Officer

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF QIAGEN N.V.

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of QIAGEN N.V., has signed this Post-Effective Amendment to Registration Statement in Valencia, California on April 4, 2003.

By:  /s/    BYRON HEWETT

        Byron Hewett

        Senior Vice President

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